Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Oruka Therapeutics, Inc. (the “Company”) for the quarterly period ending September 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2026	By:	/s/ Lawrence Klein
Lawrence Klein
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 9, 2026	By:	/s/ Arjun Agarwal
Arjun Agarwal
Senior Vice President, Finance and Treasurer
(Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. §1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Note: A signed original of this written statement required by §906 has been provided to Oruka Therapeutics, Inc. and will be retained by Oruka Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.